UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2016

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marina Park Drive, Suite 400, Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 14, 2016, Matthew Cushing, the General Counsel and Vice President of EnerNOC, Inc. (the “Company”), resigned as an officer of the Company and as an officer and director of the Company’s subsidiaries, effective as of the close of business on June 3, 2016, to pursue other professional opportunities and personal goals. The Company and Mr. Cushing have agreed that Mr. Cushing will remain employed by the Company as General Counsel and Vice President until June 3, 2016 in order to assist the Company with this transition.

Item 8.01	Other Events.

Following the close of business on June 3, 2016, Michael Berdik, the Deputy General Counsel of the Company, will assume the role of General Counsel and Vice President. Mr. Berdik has served as the Deputy General Counsel of the Company since May 2014 and was the Associate General Counsel of the Company from March 2008 until May 2014. Prior to that, Mr. Berdik was an associate at the law firms of Goodwin Procter LLP and Testa, Hurwitz & Thibeault, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: April 18, 2016	By:	/s/ Neil Moses
	Name:	Neil Moses
	Title:	Chief Operating Officer, Chief Financial Officer and Treasurer